                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Under Rule 14a-12

                           THE COOPER COMPANIES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5) Total fee paid:

-------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

-------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     (3) Filing Party:

-------------------------------------------------------------------------------
     (4) Date Filed:

-------------------------------------------------------------------------------

[LOGO] LOGO OF THE COOPER COMPANIES

                                                               February 7, 2002

Dear Stockholder:

    You are cordially invited to join us at the 2002 Annual Meeting of Stockholders of The Cooper Companies, Inc. on Tuesday, March 26, 2002, to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, NY beginning at 10:00 a.m.

    The actions you will be asked to take at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

    We have also included a copy of the Company's Annual Report. We encourage you to read the Annual Report, which includes information on the Company's operations, markets and products, as well as the Company's audited financial statements.

    I hope that you will take this opportunity to participate in the affairs of your Company by voting on each of the business items to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          /s/ Allan E. Rubenstein, M.D.
                                          ALLAN E. RUBENSTEIN, M.D.
                                          Chairman of the Board of Directors

                          THE COOPER COMPANIES, INC.
                     6140 Stoneridge Mall Road, Suite 590
                             Pleasanton, CA 94588

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

To the Stockholders of
THE COOPER COMPANIES, INC.

    The Annual Meeting of Stockholders of The Cooper Companies, Inc., a Delaware corporation (the "Company"), will be held on March 26, 2002, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY, at 10:00 a.m., for the purpose of considering and acting upon the following:

        1. The election of a board of eight directors.

        2. The ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 2002.

        3. The transaction of any other business that may properly arise at the meeting or any adjournments or postponements thereof.

    Only stockholders of record at the close of business on February 5, 2002 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

    Enclosed with this Notice are a Proxy Statement, a proxy card and a return envelope, as well as a copy of the Company's Annual Report for the fiscal year ended October 31, 2001.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed postage paid envelope.

                                          By Order of the Board of Directors

                                          /s/ Carol R. Kaufman
                                          CAROL R. KAUFMAN
                                          Secretary

Dated: February 7, 2002

                            YOUR VOTE IS IMPORTANT
 It is important that all stockholders be represented at the Annual Meeting. In order to assure your representation, whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the accompanying reply envelope. No postage is necessary if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                          THE COOPER COMPANIES, INC.
                     6140 Stoneridge Mall Road, Suite 590
                             Pleasanton, CA 94588

                                 -------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 26, 2002

                                 -------------

Information Regarding Proxies

    The accompanying proxy card is solicited by and on behalf of the Board of Directors of The Cooper Companies, Inc. (the "Company") for use at its Annual Meeting of Stockholders to be held on March 26, 2002 at the New York Marriott East Side, 525 Lexington Avenue, New York, NY, at 10:00 a.m., and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 11, 2002.

    When you return a properly executed proxy card in the form enclosed with this Proxy Statement, the shares represented will be voted at the Annual Meeting in accordance with the indicated directions. If a proxy card is properly executed but no directions are indicated, the shares will be voted FOR each of the nominees for director as shown on the form of proxy card and FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company. The Board of Directors is not aware of any other business to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote in accordance with their best judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy.

    The Company will pay all costs associated with soliciting proxies. In addition to the solicitation of proxies by mail, officers, directors and other employees of the Company, acting on its behalf, may solicit proxies by telephone, facsimile or personal interview. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $11,000 plus reasonable expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to stockholders of record.

Outstanding Stock and Voting Rights

    As of the close of business on February 5, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 15,225,224 shares of the Company's common stock, $.10 par value per share, each of which is entitled to one vote at the Annual Meeting. Under the Company's By-laws and Delaware law, shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by the favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The proposal to ratify the appointment of the Company's independent certified public accountants requires the approval of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions to this proposal will have the same effect as votes against it. Shares represented by proxies that reflect broker non-votes will be treated as not entitled to vote for purposes of determining approval of this proposal and will not have any effect on the outcome of such proposal.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    The Company's By-laws provide for no fewer than six and no more than eleven directors, as determined by the Board of Directors, which has fixed the number of directors to be elected at the 2002 Annual Meeting at eight, each of whom will serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors recommends that each nominee for director described below be elected to serve as a director of the Company. All nominees have consented to be named and have indicated their intention to serve if elected. The Board of Directors does not expect that any nominee will be unavailable for election or unable to serve. If any nominee is not available for election or able to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate.

The Nominees

    Each of the nominees currently serves on the Board of Directors.

    The names of the nominees for election as directors are listed below, together with certain personal information, including their present principal occupation and recent business experience.

                                                                                            Year
                                                                                         Commenced
                                                                                        Serving as a
                                                                                          Director
                           Name, Principal Occupation                                      of the
                            and Other Directorships                                 Age   Company
                            -----------------------                                 --- ------------

A. Thomas Bender................................................................... 63      1994
    Mr. Bender was elected President and Chief Executive Officer of the Company in May 1995. He had been serving as the Chief Operating Officer of the
      Company since August 1994, and as Executive Vice President since March
      1994. He served as Acting Chief Operating Officer of the Company from
      March 1994 to August 1994, and as Senior Vice President, Operations from
      October 1992 to February 1994. He is also President of CooperVision, Inc., the Company's contact lens subsidiary, a position he has held since June
      1991. Between 1966 and June 1991, Mr. Bender held a variety of positions at Allergan, Inc. (a manufacturer of eye and skin care products), including
      Corporate Senior Vice President, and President and Chief Operating Officer
      of Herbert Laboratories, Allergan's dermatology division.

Michael H. Kalkstein............................................................... 59      1992
    Mr. Kalkstein has been a partner of Oppenheimer, Wolff & Donnelly, LLP since September 1999 and is a member of that firm's Policy and
      Technologies Committees. He was a partner in the law firm of Graham &
      James LLP from September 1994 through August 1999 and a partner in the law firm of Berliner.Cohen from 1983 through August 1994. He has been a member of the Board of Trustees of Opera San Jose since 1984, serving as its President from 1992 to 1994.

Moses Marx......................................................................... 66      1995
    Mr. Marx has been the general partner in United Equities Company, a securities brokerage firm, since 1954 and a general partner in United
      Equities Commodities Company, a commodities brokerage firm, since 1972.
      He is also President of Momar Corp., an investment company, and a director of Berkshire Bancorp Inc., a bank holding company. He previously served as a member of the Company's Board of Directors from September 1989 to
      September 1991.

                                                                                            Year
                                                                                         Commenced
                                                                                        Serving as a
                                                                                          Director
                           Name, Principal Occupation                                      of the
                            and Other Directorships                                 Age   Company
                            -----------------------                                 --- ------------

Donald Press....................................................................... 68      1993
    Mr. Press has been Executive Vice President of Broadway Management Co.,
      Inc., an owner and manager of commercial office buildings, since 1981.
      Mr. Press is also a principal in Donald Press, P.C., a law firm, located in
      New York City and a director of Components Specialties, Inc., an electronics company, and Superior Savings of New England, formerly
      Branford Savings Bank.

Steven Rosenberg................................................................... 53      1993
    Mr. Rosenberg has been President and Chief Executive Officer of Berkshire
      Bancorp Inc., a bank holding company, since March 1995 and from May
      1990 to March 1995 he served as it's Vice President, Finance and Chief
      Financial Officer. From September 1987 through April 1990, Mr. Rosenberg was President and Chief Executive Officer of Scomel Industries Inc., an
      international marketing and consulting group. He is currently a director of
      Berkshire Bancorp Inc.

Allan E. Rubenstein, M.D........................................................... 57      1992
    Dr. Rubenstein has served as Chairman of the Board of Directors since July
      1994. He served as Acting Chairman of the Board from April 1993 through
      June 1994. He is Chairman of the Board of University Heart Scan, LLC, a
      cardiac scanning company and is a director of Bioimaging Technologies
      Corp., clinical trial company. Dr. Rubenstein is certified by the American
      Board of Psychiatry and Neurology and by the American Society for
      Neuroimaging. He has been on the faculty of the Department of Neurology at Mt. Sinai School of Medicine in New York City since 1976, and currently is Associate Professor and Director of the Mt. Sinai Neurofibromatosis
      Research and Treatment Center. Dr. Rubenstein has authored two books on neurofibromatosis and is Medical Director for the National
      Neurofibromatosis Foundation. He is also a consultant to the National
      Institutes of Health, the Federal Drug Administration and the U.S. Army.

Robert S. Weiss.................................................................... 55      1996
    Mr. Weiss has been Executive Vice President of the Company since October
      1995, and Treasurer and Chief Financial Officer since 1989. From October
      1992 until October 1995, he was also a Senior Vice President; from March
      1984 to October 1992 he served as a Vice President, and from 1984 through
      July 1990 he served as Corporate Controller.

Stanley Zinberg, M.D............................................................... 67      1997
    Dr. Zinberg, an obstetrician-gynecologist, is Vice President for Practice
      Activities of the American College of Obstetricians and Gynecologists in
      Washington, D.C. From 1981 until 1993 he served as Chief, Obstetrics and
      Gynecology and Director, OB-GYN Residency Program at NYU Downtown
      Hospital, where from 1990 through 1992 he also served as President of the
      Medical Staff and a member of the Board of Trustees. He is certified by the
      American Board of Obstetrics and Gynecology and is a member of faculty of the Departments of Obstetrics and Gynecology at New York University
      School of Medicine, the Cornell University College of Medicine and the
      Georgetown University School of Medicine.

    There are no family relationships among any of the Company's current directors or executive officers or the Board's proposed nominees.

Board Committees, Meetings and Compensation

    There are four active Board Committees:

        (i) The Audit and Finance Committee advises and makes recommendations to the Board of Directors concerning (a) the appointment of the Company's independent certified public accountants, (b) the activities of the independent certified public accountants, and (c) the financial, investment and accounting procedures and practices followed by the Company. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. The members are Messrs. Rosenberg (Chair) and Kalkstein and Dr. Zinberg.

        (ii) The Compensation/Long Term Incentive Plan Committee advises and makes recommendations to the Board of Directors regarding the compensation of directors, officers and senior management and the granting of awards under the Company's Long Term Incentive and Incentive Payment Plans. The members are Messrs. Kalkstein (Chair) and Press and Dr. Rubenstein.

        (iii) The Management Committee meets with the Chief Executive Officer, senior corporate staff and key operating personnel, as it deems appropriate. The members are Dr. Rubenstein and Mr. Press.

        (iv) The Nominating Committee selects individuals to be nominated for election to the Company's Board of Directors. The members are Drs. Rubenstein and Zinberg and Messrs. Marx and Bender. The Nominating Committee will consider suggestions from stockholders for nominees for election as directors at the 2003 Annual Meeting, provided that the recommendations are made in accordance with the procedure described below under Stockholder Nominations and Proposals.

    During the fiscal year ended October 31, 2001, the Board met eight times and acted twice by unanimous written consent, the Audit and Finance Committee met six times, and the Compensation/Long Term Incentive Plan Committee met four times. Members of the Management Committee met with members of senior management twice.

    For a description of compensation paid to directors, see "Executive Compensation--Compensation of Directors"

Executive Officers of the Company

    Set forth below is information regarding the current executive officers of the Company who are not also directors:

               Name                Age                    Office
               ----                ---                    ------

B. Norris Battin.................. 65  Vice President of Investor Relations &
                                         Communications

Gregory A. Fryling................     Chief Operating Officer of CooperVision,
                                   47    Inc.

Carol R. Kaufman.................. 52  Vice President of Legal Affairs, Secretary &
                                         Chief Administrative Officer

Nicholas J. Pichotta.............. 57  President & Chief Executive Officer of
                                         CooperSurgical, Inc.

Paul L. Remmell................... 44  Chief Operating Officer of CooperSurgical,
                                         Inc.

Stephen C. Whiteford.............. 61  Vice President & Corporate Controller

    Mr. Battin has served as Vice President of Investor Relations and Communications since November 1995. Prior to joining the Company, Mr. Battin was Principal Associate of Battin Associates, a healthcare marketing, advertising and public relations consultancy whose client list included the Company. From 1968 to 1991 Mr. Battin held numerous marketing, advertising, public relations and public affairs positions at Allergan, Inc., a multinational manufacturer of eye and skin care products, including Senior Vice President, Public Affairs and Communication.

    Mr. Fryling has been Chief Operating Officer of CooperVision, Inc. since May 2000. From January 1993 through April 2000, he served as Vice President, Business Development of The Cooper Companies, Inc. and prior to that served as an officer of various subsidiaries of the Company.

    Ms. Kaufman has been Vice President and Chief Administrative Officer since October 1995 and was elected Vice President of Legal Affairs and Secretary in March 1996. From January 1989 through September 1995, she served as Vice President, Secretary, and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company. She has held a variety of financial positions with Cooper Laboratories, Inc. (the Company's former parent) since joining that company in 1971. Ms. Kaufman currently serves as a director of U.S.-China Industrial Exchange, Inc. (NASDAQ:CHDX).

    Mr. Pichotta has been President and Chief Executive Officer of CooperSurgical, Inc., the Company's women's health care business, since September 1992. Prior to that he served as an officer of various subsidiaries of the Company.

    Mr. Remmell has been Chief Operating Officer of CooperSurgical, Inc. since October 2000. He has served as President of Leisegang Medical (a division of CooperSurgical, Inc.) since February 2000 and as Vice President of Finance of CooperSurgical, Inc. since 1991.

    Mr. Whiteford has been Vice President and Corporate Controller since July 1992. He served as Assistant Corporate Controller from March 1988 to July 1992 and held a variety of financial positions at the Company and at Cooper Laboratories, Inc. (the Company's former parent) since 1975.

Section 16(a) Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers (as defined), directors and persons owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange, Inc. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, directors and greater than ten-percent stockholders.

    Based solely on a review of the copies of such forms and related amendments received by the Company, or on written representations from the Company's officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of any class of its equity securities were met.

Securities Held by Management

    The following table sets forth information regarding ownership of the Company's common stock by each of its current directors, the individuals named in the Summary Compensation Table and by all of the current directors and executive officers as a group.

                                                                          Common Stock
                                                                     Beneficially Owned as
                                                                      of December 31, 2001
                                                                     ---------------------
                                                                      Number     Percentage
                      Name of Beneficial Owner                       of Shares   of Shares
                      ------------------------                       ---------   ----------
A. Thomas Bender....................................................  267,747(1)    1.7%
Gregory A. Fryling..................................................   26,319(2)      *
Michael H. Kalkstein................................................   47,218(3)      *
Carol R. Kaufman....................................................   87,833(6)      *
Moses Marx..........................................................   91,722(3)      *
Nicholas J. Pichotta................................................        0        --
Donald Press........................................................   40,381(4)      *
Steven Rosenberg....................................................   37,885(5)      *
Allan E. Rubenstein, M.D............................................    1,612(7)      *
Robert S. Weiss.....................................................  197,721(8)    1.2%
Stanley Zinberg, M.D................................................   33,649(9)      *
All current directors and executive officers as a group (14 persons)  940,195       5.9%

--------
*  Less than 1%.

(1) Includes 237,167 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.

(2) Includes 26,000 shares which Mr. Fryling could acquire upon the exercise of currently exercisable stock options.

(3) Includes 154 restricted shares which each of Messrs. Kalkstein and Marx were granted in November 2001 pursuant to the 1996 Long Term Incentive Plan for Non-Employee Directors (the "LTIP"). Each director has sole voting power with respect to those 154 shares; however, disposition is restricted pursuant to the terms of the LTIP. Also includes 38,333 shares which each of them could acquire upon the exercise of currently exercisable stock options.

(4) Includes 154 restricted shares which Mr. Press was granted in November 2001 pursuant to the LTIP. Mr. Press has sole voting power with respect to those 154 shares; however, disposition is restricted pursuant to the terms of the LTIP. Also includes 30,000 shares which Mr. Press could acquire upon the exercise of currently exercisable stock options.

(5) Includes 154 restricted shares which Mr. Rosenberg was granted in November 2001 pursuant to the LTIP. Mr. Rosenberg has sole voting power with respect to those 154 shares; however, disposition is restricted pursuant to the terms of the LTIP. Also includes 33,333 shares which Mr. Rosenberg could acquire upon the exercise of currently exercisable stock options.

(6) Includes 74,000 shares which Ms. Kaufman could acquire upon the exercise of currently exercisable stock options.

(7) Includes 192 restricted shares granted to Dr. Rubenstein in November 2001 pursuant to the terms of the LTIP. Dr. Rubenstein has sole voting power with respect to those 192 shares; however, disposition is restricted pursuant to the terms of the LTIP.

(8) Includes 2,554 shares held on account for Mr. Weiss under the Company's 401(k) Savings Plan and 195,167 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.

(9) Includes 154 restricted shares granted to Dr. Zinberg pursuant to the terms of the LTIP. Dr. Zinberg has sole voting power with respect to those 154 shares; however, disposition is restricted pursuant to the terms of the LTIP. Also includes 32,222 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options.

Principal Securityholders

    The following table sets forth information regarding ownership of outstanding shares of the Company's common stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.

                                                      Common Stock
                                                Beneficially Owned as of
                                                   December 31, 2001
                                                -----------------------
                                                Number of     Percentage
               Name of Beneficial Owner          Shares       of Shares
               ------------------------         ---------     ----------
        FMR Corp...............................  1,834,210(1)   12.272%
          82 Devonshire Street
          Boston, MA 02109

        Palisade Capital Management, L.L.C.....    933,900(2)     6.17%
          One Bridge Plaza
          Fort Lee, NJ 07024

--------
(1) All information regarding FMR Corp. and its affiliates is based on information disclosed in a Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail Johnson on October 10, 2001 (the "FMR
    Schedule 13G"). According to the FMR Schedule 13G, (i) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of all 1,834,210 shares of the Company as a result of acting as investment advisor to various investment companies, (ii) the ownership of one investment company, Fidelity Contrafund, amounted to 922,100 shares, or 6.17% of the outstanding shares, (iii) Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity) and the funds each has sole power to dispose of the 1,834,210 shares owned by the funds, (iv) neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees, and
    (v) members of the Edward C. Johnson 3d family, including Abigail Johnson, through their ownership of voting common stock of FMR Corp. and entry into a voting agreement with other holders of such stock, may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp.

(2) According to the Schedule 13G filed by Palisade Capital Management, L.L.C. ("Palisade") on January 23, 2002, Palisade has sole power to vote or direct the vote and to dispose or direct the disposition of all of these shares, which are held on behalf of Palisade's clients in accounts over which Palisade has complete investment discretion. None of such accounts contains more than 5% of the outstanding shares of the Company.

  EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

    The table below shows compensation with respect to each of the last three fiscal years to the individual who served as the Company's Chief Executive Officer for fiscal 2001, and to each person who was, for the fiscal year ended October 31, 2001, among the four other most highly compensated executive officers of the Company or its subsidiaries.


                                  Annual Compensation     Long Term Compensation
                                  ------------------- -------------------------------
                                                              Awards          Payouts
                                                      ----------------------- -------
                                                      Restricted  Securities
    Name and Principal                                  Stock     Underlying   LTIP    All Other
         Position            Year  Salary     Bonus     Awards   Options/SARs Payouts Compensation
         --------            ---- --------  --------  ---------- ------------ ------- ------------
A. Thomas Bender............ 2001 $426,500  $285,755         -0-    33,000        -0-    $2,982(1)
  President and Chief        2000 $404,250  $270,847         -0-    35,000        -0-    $2,835(1)
  Executive Officer          1999 $385,000  $240,625         -0-    35,000        -0-    $1,426(1)
Gregory A. Fryling.......... 2001 $211,000  $ 67,000         -0-    20,000        -0-    $1,288(2)
  Chief Operating Officer    2000 $195,400  $ 95,200         -0-    18,000        -0-    $  932(2)
  of CooperVision, Inc.      1999 $180,523  $ 90,262         -0-    18,000        -0-    $  554(2)
Carol R. Kaufman............ 2001 $208,000  $111,488         -0-    18,000        -0-    $1,436(2)
  Vice President of Legal    2000 $196,350  $105,243         -0-    18,000        -0-    $1,005(2)
  Affairs, Secretary and     1999 $187,000  $ 93,500         -0-    18,000        -0-    $  656(2)
    Chief Administrative
    Officer.................                                 -0-       -0-        -0-
Nicholas J. Pichotta........ 2001 $221,450  $122,240         -0-    10,000        -0-    $1,885(2)
  President and CEO of       2000 $215,000  $ 68,800         -0-    10,000        -0-    $1,228(2)
  CooperSurgical, Inc.       1999 $215,000  $ 41,710         -0-       -0-        -0-    $  936(2)
Robert S. Weiss............. 2001 $300,200  $181,021         -0-    27,000        -0-    $2,291(2)
  Executive Vice President,  2000 $284,550  $171,854         -0-    27,000        -0-    $1,127(2)
  Treasurer and CFO          1999 $271,000  $152,438         -0-    27,000        -0-    $  836(2)

--------
(1) Consists of income associated with life insurance coverage in excess of $50,000.

(2) Consists of contributions by the Company to a 401(k) account of $1,000, $800 and $400 respectively in 2001, 2000 and 1999, and income associated with life insurance coverage in excess of $50,000.

              OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 2001


                                                                                 Potential Realizable Value
                                       Percent of                                  at Assumed Annual Rates
                                      Total Options                              of Stock Price Appreciation
                                       Granted to                                    for Option Term(2)
                            Options   Employees in  Exercise Price Expiration ------------------------------
           Name             Granted    Fiscal Year    Per Share       Date       5%($)            10%($)
           ----             -------    -----------    ---------       ----       -----            ------
A. Thomas Bender........... 33,000(1)       12%         $50.35      10/23/11  $  1,044,940    $    2,648,083
Gregory A. Fryling......... 20,000(1)        7%         $50.35      10/23/11  $    633,297    $    1,604,899
Carol R. Kaufman........... 18,000(1)        7%         $50.35      10/23/11  $    569,967    $    1,444,409
Nicholas J. Pichotta....... 10,000(1)        4%         $50.35      10/23/11  $    316,648    $      802,449
Robert S. Weiss............ 27,000(1)       10%         $50.35      10/23/11  $    854,951    $    2,166,613
All Stockholders as a Group    N/A         N/A             N/A           N/A  $478,212,692(3) $1,211,884,854(3)

--------
(1) The option will become exercisable when the average of the closing prices of a share of the Company's common stock on the NYSE during 30 consecutive calendar days following the date of grant equals $60.42 or until seven years have passed.

(2) The dollar amounts under these columns are the results of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common stock. Stockholders are cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from option grants if the price of the Company's common stock appreciates, which would benefit all stockholders commensurately.

(3) Assumes a base market capitalization of $760,401,937 computed on the basis of the number of shares outstanding and the average of the high and the low trading price of the Company's common stock on December 31, 2001.

                AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED
              OCTOBER 31, 2001 AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of Securities      Value of Unexercised
                                                                Underlying Unexercised    In-the-Money Options at
                               Shares Acquired                Options at Fiscal Year End      Fiscal Year End
      Name                       on Exercise   Value Realized Exercisable/Unexercisable  Exercisable/Unexercisable
      ----                     --------------- -------------- -------------------------- -------------------------
A. Thomas Bender..............     128,111       $3,233,682        237,167/171,333          $3,067,480/$615,065
Gregory A. Fryling............      56,667       $1,399,961         26,000/20,000               $326,820/$0
Carol R. Kaufman..............         -0-              -0-         74,000/18,000              $1,416,840/$0
Nicholas J. Pichotta..........      25,000       $  193,250           0/10,000                     $0/$0
Robert S. Weiss...............      66,000       $2,090,265        195,167/123,833          $2,782,975/$430,545

RETIREMENT INCOME PLAN

    The Company's Retirement Income Plan was adopted in December 1983. All employees of the Company and certain of its subsidiaries who work at least 1,000 hours per year are covered by the plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to .6% of base annual compensation up to $10,000 and 1.2% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to
 .75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.5% of base annual compensation in excess of the Social Security Wage Base for each year of service.

    The estimated annual benefits payable under this plan upon retirement (at the normal retirement age of 65) for Messrs. Bender, Weiss, Pichotta, Fryling and Ms. Kaufman are approximately $23,000, $60,000, $40,000, $62,000 and
$41,000, respectively.

CONTRACTS

    The Company, either directly or through one of its subsidiaries, is party to employment agreements with A. Thomas Bender, Robert S. Weiss, Nicholas J. Pichotta, Gregory A. Fryling and Carol R. Kaufman. The agreements with Messrs. Bender, Weiss, Pichotta and Fryling provide that if (i) the Company terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason or following a Change of Control (as each term is defined in the respective agreements), the Company will pay Mr. Bender 200%, Mr. Weiss 150%, Mr. Pichotta 100% and Mr. Fryling 100% of his annual base salary, except that Mr. Weiss' payment would be reduced to 100% if the termination arises out of a Change of Control and Mr. Pichotta's payment could, in certain circumstances, increase to 150% following a Change of Control. In addition, they would receive a pro-rata share of any amounts that would have been payable to each of them under the Company's Incentive Payment Plan. The agreement with Ms. Kaufman provides for her to receive a payment equal to 100% of her annual base salary in the event that her employment is terminated in the 90 day period following a Change of Control (as defined in the agreement). All of the agreements provide that these employees would continue to participate in the Company's various insurance plans for periods ranging from twelve to twenty-four months.

COMPENSATION OF DIRECTORS

    Each director who is not also an employee of the Company (a "Non-Employee Director") receives a stipend of $22,500 per annum. The Chairman of the Board receives a stipend of $28,125 per annum. Each Non-Employee Director serving as a chairman of a committee of the Board receives an additional stipend of $1,000 per annum. Each Non-Employee Director receives meeting fees ranging from $125 to $1,000 per meeting, depending on duration, and up to $1,000 per day for other days substantially spent on affairs of the Company. Directors who are also employees of the Company receive no additional compensation.

    In addition, each November the Non-Employee Directors of the Company receive restricted stock having a fair market value (determined according to a formula contained in the 1996 LTIP) of $7,500 ($9,375 in the case of a Non-Employee Chairman of the Board) and an option to purchase shares of stock, with an exercise price equal to 100% of the fair market value of the common stock of the Company on the date of grant. The options granted in November 2001 entitled each Non-Employee Director to purchase up to 15,000 shares of the Company's common stock (16,250 shares in the case of the Non-Employee Chairman of the Board). Restrictions will generally not be removed from the restricted stock until its fair market value appreciates 20% from the date of grant or five years have passed; the options generally will not become exercisable until the fair market value of the common stock appreciates 20% from the date of grant or five years have passed.

                     REPORT OF THE COMPENSATION COMMITTEE

Scope of the Committee; Members

    The Company's Compensation and Long Term Incentive Plan Committee (the "Committee") is comprised of three non-employee directors: Messrs. Kalkstein (Chairman) and Press and Dr. Rubenstein.

    The charter of the Committee provides that the Committee will review and approve all aspects of the compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers, all salaries and salary increases for executives whose annual base salary is $200,000 or greater and all agreements providing for the payment of benefits following a change of control of the Company or severance following a termination of employment. The charter also calls for the Committee to review and approve the terms of each incentive compensation and bonus program in effect and the aggregate amounts which can be awarded thereunder each year. The members of the Committee also administer the Company's Long Term Incentive Plans.

Executive Compensation for Fiscal 2001

    The Committee's philosophy regarding compensation of executive officers emphasizes performance-based compensation and the belief that executives should be compensated at competitive levels that are sufficient to attract and retain highly talented employees.

    In keeping with the goal of enhancing the Company's profitability and continuing to build stockholder value, the Company's long-term compensation programs are designed to reward growth in stockholder value, as well as to reward long-term service to the Company. The value of awards under such plans is primarily dependent upon increases in the price of the Company's common stock over a period of up to ten years. Generally, the plans require employees to remain employed by the Company in order to receive their awards.

    The level of annual compensation for individual executive officers is based upon a number of factors. The Committee considered a combination of the individual executive officer's performance and the performance of the Company and the individual business that the executive was responsible for, the scope of the executive's responsibility, and the current compensation package in place for that executive. The Committee also considered other published compensation data covering the healthcare industry, and industry in general, to assess whether the salary ranges in place for its executive officers are competitive. Increases in an executive's annual base salary were dependent on their performance, company-wide or a particular subsidiary's financial results and on general levels of wage and price inflation.

    In making awards under the 2001 Incentive Payment Plan (the "IPP"), primary consideration was given to the performance of the Company or the subsidiary for which the executive officer worked. Participation levels under the Company's 2001 IPP were set at percentages of base salaries previously assigned to designated positions within the corporate structure, modified to reflect the recommendations of the Company's Chief Executive Officer. IPP awards are paid with respect to each fiscal year when the operating businesses, or the parent company as a consolidated entity (depending upon the executive's employer) meet specified performance targets. In fiscal 2001, performance targets for executives employed by an operating subsidiary were tied to the attainment by that business of specified levels of net revenue, operating income and cash flow. For executives employed by the parent company, performance targets were tied to the attainment of certain levels of consolidated net revenue, net income and cash flow. In addition, a portion of each individual's award was granted on a discretionary basis by his or her division head or the Chief Executive Officer, or in the case of the five most highly paid executive officers, by the Committee, following an assessment of each individual's performance.

    Long term incentive awards are made under the Company's LTIP, based on recommendations submitted to the Committee by the Company's Chief Executive Officer or, with respect to awards to the Chief Executive Officer, based on his contribution to the success of the Company, taking into consideration competitive grant levels and total options granted as a percentage of shares outstanding. Each grant is designed to align the interests of the executives with those of the stockholders. In fiscal 2001, awards consisted of grants of stock options having exercise prices equal to 100% of the fair market value of the Company's common stock on the date of grant. The exercisability and future value of these options is directly linked to increases in the price of the Company's common stock, thereby linking long-term compensation to increased stockholder value and continuing service to the Company.

CEO Compensation for Fiscal 2001

    Mr. Bender's base salary of $426,500 represents his salary for serving as the Company's President and CEO and for serving as the President of CooperVision.

    Mr. Bender's 2001 bonus consisted of $285,755 paid under the IPP. Mr. Bender was eligible to participate in the IPP at a level equal to 50% of the $426,500 salary paid to him in fiscal 2001, with such level subject to increase or decrease depending on achievement of certain specified financial targets. The determination of Mr. Bender's actual IPP payment depended upon both the Company's ability to meet targeted net revenue, net income and cash flow levels and on the Committee's discretion. Based solely on the Company's financial performance, Mr. Bender was entitled to receive a bonus of $125,818. An additional $159,937 was awarded to Mr. Bender by the Committee under the discretionary component of the IPP based on its belief that Mr. Bender's performance in fiscal 2001 contributed to the overall growth and improvement in each of the Company's operations.

Tax Considerations

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation." The Company's 2001 LTIP was designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation. The Committee intends that awards made under the 2001 LTIP, will be eligible for the performance-based exception, and eligible as a federal income tax deduction for the Company.

            THE COMPENSATION AND LONG TERM INCENTIVE PLAN COMMITTEE
                        MICHAEL H. KALKSTEIN (Chairman)
                                 DONALD PRESS
                           ALLAN E. RUBENSTEIN, M.D.

                   REPORT OF THE AUDIT AND FINANCE COMMITTEE

    The Audit and Finance Committee (the "Committee") of The Cooper Companies, Inc. is comprised of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Messrs. Rosenberg (Chairman), Kalkstein and Dr. Zinberg.

    The primary function of the Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Committee's primary duties and responsibilities are to:

     a. Periodically assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting.

     b. Periodically assess the independence and performance of the Company's outside auditors.

     c. Provide an avenue of communication among the outside auditors, management and the Board of Directors.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    The Committee held six meetings during fiscal 2001. During five of these meetings, the Committee reviewed and discussed the Company's financial statements with management and KPMG LLP ("KPMG"), its outside auditors.

    The Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2001 with the Company's management and management represented to the Committee that the Company's financial statements were prepared in accordance with Generally Accepted Accounting Principles. The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committee discussed with KPMG their independence from the Company. It considered the non-audit services provided by KPMG and determined that the services provided are compatible with maintaining KPMG's independence. The total fees paid to KPMG for fiscal 2001 were as follows:

        Audit Fees: $535,000 for professional services rendered for the audit of the company's annual financial statements for the fiscal year ended October 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year, and

        All Other Fees: $544,100, consisting primarily of tax consulting services.

    Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 for filing with the Securities and Exchange Commission.

                        THE AUDIT AND FINANCE COMMITTEE
                          STEVEN ROSENBERG (Chairman)
                             MICHAEL H. KALKSTEIN
                             STANLEY ZINBERG, M.D.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's SmallCap 600 Stock Index (which includes the Company) and the Standard & Poor's Medical Products & Supplies Index for the five-year period ended October 31, 2001. The graph assumes that the value of the investment in the Company and in each index was $100 on October 31, 1996 and assumes that all dividends were reinvested.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                                    [CHART]

                                COOPER LINE CHART

                                   The Cooper        S&P          S&P
                                 Companies, Inc. SmallCap 600 Health Care
                                 --------------- ------------ -----------
       10/31/96                        100           100          100
       10/31/97                        249           132          117
       10/31/98                        165           122          163
       10/31/99                        174           137          165
       10/31/00                        250           171          241
       10/31/01                        336           181          204

             PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed the firm of KPMG LLP, independent certified public accountants, to audit and opine upon the consolidated financial statements of the Company for the fiscal year ending October 31, 2002, such appointment to continue at the pleasure of the Board of Directors and to be subject to ratification by the stockholders. KPMG LLP has served as auditors of the Company since the Company's incorporation in 1980. The stockholders are asked to ratify such appointment.

    The Board of Directors expects that one or more representatives of KPMG LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

    The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

                                RECOMMENDATIONS

    The Board of Directors of the Company recommends that the stockholders vote FOR the election of the nominees for director named in this Proxy Statement and FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for fiscal 2002.

    When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

    Stockholder proposals for presentation at the 2003 Annual Meeting of Stockholders must be received at the Company's principal executive offices on or before October 12, 2002. The Nominating Committee or, if none exists, the Board of Directors will consider suggestions from stockholders for nominees for election as directors at the 2003 Annual Meeting of Stockholders. For a stockholder to nominate any person for election as a director at the 2003 Annual Meeting of Stockholders the person making such nomination must be a stockholder entitled to vote and such nomination must be made pursuant to timely notice. The Company's By-laws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at the 2003 Annual Meeting of Stockholders must notify the Secretary of the Company in writing not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to March 26, 2003 (or, if the date of the 2003 annual meeting is more than 30 days before or more than 70 days after March 26, 2003, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public disclosure of the date of the meeting is first made by the Company) and, with respect to nominations for directors, if the number of directors to be elected at the 2003 Annual Meeting of Stockholders is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to March 26, 2003, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Such notice must set forth certain information specified in the Company's By-laws.

                                          By Order of the Board of Directors

                                          /s/ Allan E. Rubenstein, M.D.
                                          ALLAN E. RUBENSTEIN, M.D.
                                          Chairman of the Board of Directors

                                             [LOGO] LOGO OF THE COOPER COMPANIES

                                             -----------------------------------

                                             NOTICE OF
                                             ANNUAL MEETING
                                             OF STOCKHOLDERS
                                             AND
                                             PROXY STATEMENT

                                             -----------------------------------



                                             Meeting Date

                                             March 26, 2002

--------------------------------------------------------------------------------

                           THE COOPER COMPANIES, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 26, 2002

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints CAROL R. KAUFMAN, ROBERT S. WEISS and STEPHEN C. WHITEFORD, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at The New York Marriott East Side, 525 Lexington Avenue, New York, NY on March 26, 2002 at 10:00 a.m., eastern standard time, and at any adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3.

 Please MARK the proxy card, fill in the DATE and SIGN on the reverse side and return promptly in the enclosed envelope.

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible.

                         Annual Meeting of Stockholders
                           THE COOPER COMPANIES, INC.

                                 March 26, 2002


               - Please Detach and Mail in the Envelope Provided -
--------------------------------------------------------------------------------

  -----   Please mark your                                          |
  |   |   votes as in this                                          |
A | X |   example.                                                  |
  |   |                                                             |
  -----                                                             --------


              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                               ITEMS ONE AND TWO.

                       FOR
                  all nominees          WITHHELD
                except as noted on      from all
                  the line below        nominees
                      -----              -----      Nominees:
1. ELECTION OF        |   |              |   |         A. Thomas Bender
   EIGHT              |   |              |   |         Michael H. Kalkstein
   DIRECTORS          -----              -----         Moses Marx
   (check one box only)                                Donald Press
                                                       Steven Rosenberg
(Instruction: To withhold authority to vote for any    Allan E. Rubenstein, M.D.
individual nominee(s), write that nominee's name(s)    Robert S. Weiss
on the line below:)                                    Stanley Zinberg, M.D.

-----------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
                                                       -----   -----     -----
2.  Ratification of the appointment of KPMG LLP as     |   |   |   |     |   |
    independent certified public accountants of The    |   |   |   |     |   |
    Cooper Companies, Inc. for the fiscal year ending  -----   -----     -----
    October 31, 2002.

3. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above become unable to serve, and on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

        MARK HERE FOR ADDRESS CHANGE      -----
        AND NOTE BELOW                    |   |
                                          |   |
                                          -----



SIGNATURE                  DATE        SIGNATURE                  DATE
          ----------------      ------           ----------------      ------
NOTE: Please date this proxy and sign your name exactly as it appears herein.
      In the case of joint ownership, each joint owner must sign. If signing as an executor, trustee, guardian, attorney or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.